                   SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
        A WHOLLY-OWNED SUBSIDIARY OF SUN LIFE ASSURANCE COMPANY OF CANADA

EXECUTIVE OFFICE:                     HOME OFFICE:                ANNUITY SERVICE MAILING ADDRESS:
[Sun Life Executive Park              [Wilmington, DE]            Sun Life Assurance Company of Canada (U.S.)
Wellesley Hills, MA  02481]                                       Retirement Products and Services
                                                                  P.O. Box [ #]
                                                                  Boston, MA  [Zip Code]

           This Certificate evidences the interest of the Participant named in the Certificate Specifications Page in the combination variable and fixed group annuity Contract ("Contract") issued by Sun Life Assurance Company of Canada (U.S.) ("the Company").

           The Contract is the legal Contract. This Certificate is merely a summary of the rights, duties and benefits of that Contract. A copy of the Contract may be obtained by requesting it in writing from the Company. If there is any conflict between the provisions of the Contract and those of this Certificate, the Contract is the controlling document.

           The Company will pay an annuity commencing on the Annuity Commencement Date by applying the adjusted value of the Participant's Account in accordance with the settlement provisions.

           If the Covered Person dies while the Contract is in effect and this Certificate is in force and before the Annuity Commencement Date, the Company may pay a Death Benefit to the Beneficiary upon receipt of Due Proof of Death of the Covered Person.

           Under certain circumstances, if the Participant dies prior to the Annuitant and before the Annuity Commencement Date, a distribution is required by law.

           All payments will be made to the persons and in the manner set forth in the Contract.

           Signed by the Company at its Executive Office, Wellesley Hills, Massachusetts on the Date of Coverage.

            /s/ C. James Prieur              /s/ Ellen B. King
              C. James Prieur                  Ellen B. King
                 PRESIDENT                        SECRETARY

              CERTIFICATE FOR FLEXIBLE PAYMENT DEFERRED COMBINATION
                    VARIABLE AND FIXED GROUP ANNUITY CONTRACT
                                NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CERTIFICATE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN UPWARD AND DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE TO A PARTICIPANT, INCLUDING WITHDRAWALS, TRANSFERS AND AMOUNTS APPLIED TO PURCHASE AN ANNUITY. PAYMENTS MADE FROM GUARANTEE AMOUNTS WHICH ARE WITHIN 30 DAYS PRIOR TO THE END OF A GUARANTEE PERIOD OR THE WITHDRAWAL OF INTEREST CREDITED TO GUARANTEE AMOUNTS DURING THE CURRENT ACCOUNT YEAR ARE NOT SUBJECT TO THE MARKET VALUE ADJUSTMENT.
RIGHT TO RETURN CERTIFICATE. Please read this Certificate. If not satisfied with it, the Participant may, within 10 days after its receipt, return it by delivering or mailing it to the Annuity Service Mailing Address indicated above. Immediately upon receipt of the Certificate by the Company, the Certificate will be deemed void as though it had never been applied for, and the Purchase Payment at the end of the Valuation Period during which the Certificate is received by the Company, will be refunded to the Participant.
IMPORTANT NOTICE: It is not necessary to employ any person to collect any payment or benefit provided by the Contract. When you require help or advice, write directly to the Company at its Annuity Service mailing Address. The Contract contains many benefits. In your own best interest you should consult the Company if anyone advises you to surrender this Certificate or replace it with a new contract.

                                TABLE OF CONTENTS

                                                                            PAGE
CERTIFICATE SPECIFICATIONS PAGE ........................................      4

DEFINITIONS ............................................................      5

FIXED AND VARIABLE ACCOUNTS ............................................      8
     Fixed Account .....................................................      8
     Variable Account and Sub-Accounts .................................      8
     Ownership of Assets ...............................................      8
     Investments of the Sub-Accounts ...................................      8

PURCHASE PAYMENTS ......................................................      8
     Payments ..........................................................      8
     Account Continuation ..............................................      9
     Allocation of Net Purchase Payments ...............................      9

CONTRACT VALUES DURING ACCUMULATION PERIOD .............................      9
     Participant's Account .............................................      9
     Variable Account Value ............................................      9
     Crediting Variable Accumulation Units .............................      9
     Variable Accumulation Unit Value ..................................      9
     Variable Accumulation Value .......................................     10
     Net Investment Factor .............................................     10
     Fixed Account Value ...............................................     11
     Guarantee Periods .................................................     11
     Guaranteed Interest Rates .........................................     11
     Fixed Accumulation Value ..........................................     11
     Transfer Privilege ................................................     12
     Account Fee .......................................................     12

CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET VALUE ADJUSTMENT .......     13
     Cash Withdrawals ..................................................     13
     Market Value Adjustment ...........................................     13

DEATH BENEFIT ..........................................................     14
     Death Benefit Provided by the Contract ............................     14
     Election and Effective Date of Election ...........................     14
     Payment of Death Benefit ..........................................     15
     Amount of Death Benefit ...........................................     15

SETTLEMENT PROVISIONS ..................................................     16
     General ...........................................................     16
     Election and Effective Date of Election ...........................     16
     Determination of Amount ...........................................     17
     Effect of Annuity Commencement Date on Participant's Account ......     17
     Annuity Commencement Date .........................................     17
     Fixed Annuity Payments ............................................     18
     Variable Annuity Payments .........................................     18
     Annuity Unit Value ................................................     18
     Exchange of Variable Annuity Units ................................     18
     Account Fee .......................................................     18

     Description of Annuity Options ....................................     19
     Amounts Payable on Death of Payee .................................     19
     Annuity Payment Rates .............................................     20

OWNERSHIP PROVISIONS ..................................................      22
     Exercise of Contract Rights ......................................      22
     Death of Participant .............................................      22
     Voting of Fund Shares ............................................      22
     Periodic Reports .................................................      23
     Designation and Change of Beneficiary ............................      24

GENERAL PROVISIONS .....................................................     24
     Age and Sex Misstatement ..........................................     24
     This Certificate ..................................................     24
     Currency ..........................................................     24
     Determination of Values ...........................................     24
     Governing Law .....................................................     24
     Guarantees ........................................................     24
     Incontestability ..................................................     24
     Modification ......................................................     25
     Nonparticipating ..................................................     25
     Payments by the Company ...........................................     25
     Proof of Age ......................................................     25
     Proof of Survival .................................................     25
     Splitting Units ...................................................     25
     Rights Reserved by the Company ....................................     25

QUALIFIED CERTIFICATE PROVISIONS

                           CERTIFICATE SPECIFICATIONS

CERTIFICATE NUMBER                                         [79-7900-123456]
CERTIFICATE TYPE                                           [Non Qualified] or [Qualified plan under IRS
                                                           code section 401, 403(b) or 408A]
OWNER/ANNUITANT                                            [John J. Doe]
                                                           [Mary J. Doe]
AGE OF OWNER                                               [35]
AGE OF ANNUITANT                                           [35]
DATE OF COVERAGE                                            [June 21, 1998]
CERTIFICATE ANNIVERSARY DATE                                [June 21, 1999 ]
INITIAL PURCHASE PAYMENT                                    [$100,000]
MINIMUM INITIAL PURCHASE PAYMENT                            [$20,000]
MINIMUM ADDITIONAL PAYMENT                                  [$ 1,000]
MAXIMUM PURCHASE PAYMENT                                    [Any purchase payment that would NOT cause
(WITHOUT PRIOR APPROVAL OF THE COMPANY)                    Account Value to exceed $2,000,000]
BENEFICIARY (RELATIONSHIP)                                 [Susan J. Doe (Daughter)]
ANNUITY COMMENCEMENT DATE                                  [July 1, 2058] [If Charitable Remainder Trust,
ANNUITY OPTION                                             July 1, 2063]
                                                           [Deferred]
        Minimum Annuity Purchase Amount                    [$5,000]
        Minimum Initial Annuity Payment Amount             [$50]
        Account Fee After Annuity Commencement Date        [$35]
ACCOUNT FEE                                                [$35]
MAXIMUM ACCOUNT FEE                                        [$50]
MINIMUM ACCOUNT VALUE FOR WAIVER OF ACCOUNT FEE            [$100,000]

INITIAL GUARANTEE PERIODS(S)                               ["1-10 Year" or "Non-Elected"]
GUARANTEED INTEREST RATE                                   ["1YR-4.5%, "3YR-5.6%" or "N/A"]
        Minimum Guarantee Period Amount                    [$1,000]
        Minimum Guarantee Interest Rate                    3%
        Market Value Adjustment ("b" Factor)               [0%]                Maximum 0.25%
CURRENT FEE PER TRANSFER                                   [$0]
        Maximum Fee Per Transfer                           [$25]
        Maximum Number of Transfers per Year               [12]




CURRENT FEE PER TRANSFER (CONTINUED)
        Minimum Transfer Amount                            [$1,000]
        Minimum Remaining in Sub-Account after Transfer    [$1,000]
ANNUAL ASSET CHARGE
       Up to and including $1,000,000                      [ 1.40%] or  [1.55%] or [1.65%] or [1.80%]
                                                           [1.40% after Annuity Commencement Date]
       Over $1,000,000                                     [1.15%] or [1.30%] or 1.40%] or [1.55%]
                                                           [1.15% after Annuity Commencement Date]

BASIC DEATH BENEFIT                                        [The greatest of  1, 2 or 3  shown in the
                                                           "Amount of Death Benefit" provision]
OPTIONAL DEATH BENEFIT (S)

                                                           [None]

                                                           [The Basic Death Benefit plus

[EARNINGS ENHANCEMENT RIDER]                               -   40% of the lesser of Net Purchase Payments and the
                                                               Accumulation Account Value minus Net Purchase Payments if the
                                                               Participant is 69 or younger on the Certificate Date, or
                                                           -   25% of the lesser of Net Purchase Payments and the
                                                               Accumulation Account Value minus Net Purchase Payments if the
                                                               Participant is between 70 and 79 years old on the Date of
                                                               Coverage]



                                                           If the spouse of the Participant chooses to
[WHAT BENEFIT IS PAYABLE IN THE EVENT THE PARTICIPANT'S    continue this Certificate after the Participant's death,
SPOUSE CHOOSES TO CONTINUE THE CERTIFICATE AFTER THE       the amount payable under this Rider will be credited
PARTICIPANT'S DEATH? ]                                     to the Accumulation Account Value as of the Death Benefit
                                                           Date. Thereafter, the Rider will continue in force and
                                                           be payable upon the spouse's death. For purposes of
                                                           calculating this benefit upon the spouse's death, the
                                                           Accumulation Account Value on the Participant's Death
                                                           Benefit Date (inclusive of any Death Benefit Amount
                                                           increases) will be considered the Initial Net Purchase
                                                           Payment. If a benefit is payable on the spouse's Death
                                                           Benefit Date, the percentage payable (40% vs. 25%) will
                                                           be based on the spouse's age on the Date of Coverage.]

                                                                                [and]

[MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER]                  [The greater of the Basic Death Benefit and the highest
                                                           Accumulation Account Value on any Contract Anniversary
                                                           prior to the Participant's 81st birthday, adjusted for
                                                           any subsequent Purchase Payments and Partial
                                                           Withdrawals and Charges made between such Account
                                                           Anniversary and the Death Benefit Date.

                                                                                [and]

[5% PREMIUM ROLL-UP RIDER]                                 [The greater of the Basic Death Benefit and your
                                                           total purchase payments plus interest accrued as
                                                           follows:

                                                           -  Interest will accrue on Purchase Payments allocated
                                                              to and transfers to the Variable


                                                              Account while they remain in the Variable Account at 5%
                                                              per year until the first day of the month following the
                                                              Participant's 80th birthday or until the Purchase
                                                              Payment or amount transferred has doubled in amount,
                                                              whichever. is earlier]


[HOW WILL THE BENEFITS OFFERED BY THESE RIDERS BE          [MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER AND 5%
CALCULATED IF MORE THAN ONE IS ELECTED?]                   PREMIUM ROLL-UP RIDER

                                                           The death benefit will equal the greatest of the
                                                           following values:
                                                           -   Maximum Account Anniversary Account Value
                                                           -   5% Premium Rollup value
                                                           -   The Basic Death Benefit]

                                                           [MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER AND
                                                           EARNINGS ENHANCEMENT RIDER

                                                           The death benefit will equal the greater of the
                                                           following values:
                                                           -   Maximum Account Anniversary Account Value
                                                           -   The Basic Death Benefit
                                                                                PLUS
                                                           THE AMOUNT CALCULATED UNDER THE EARNINGS ENHANCEMENT
                                                           RIDER USING THE BASIC DEATH BENEFIT AS THE ACCUMULATION
                                                           ACCOUNT VALUE ]

                                                           [5% PREMIUM ROLL-UP RIDER AND EARNINGS ENHANCEMENT
                                                           RIDER

                                                           The death benefit will equal the greater of the
                                                           following values:
                                                           -   5% Premium Rollup value
                                                           -   The Basic Death Benefit
                                                                                PLUS
                                                           THE AMOUNT CALCULATED UNDER THE EARNINGS
                                                           ENHANCEMENT RIDER USING THE BASIC DEATH BENEFIT
                                                           AS THE ACCUMULATION ACCOUNT VALUE.]

                                                           [MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER,  5%
                                                           PREMIUM ROLL-UP RIDER AND EARNINGS ENHANCEMENT
                                                           RIDER

                                                           The death benefit will equal the greater of the
                                                           following values:
                                                           -   Maximum Account Anniversary Account Value
                                                           -   5% Premium Rollup value
                                                           -   The Basic Death Benefit
                                                                                PLUS
                                                           THE AMOUNT CALCULATED UNDER THE EARNINGS
                                                           ENHANCEMENT RIDER USING  THE BASIC DEATH BENEFIT
                                                           AS THE ACCUMULATION ACCOUNT VALUE.]


Available Fund Options:


[           ]

                                   DEFINITIONS

Any reference in this Certificate to "RECEIPT" and "RECEIVED" by the Company means receipt at the Company's Annuity Service Mailing Address shown on the first page of this Certificate.

ACCOUNT YEARS AND ACCOUNT ANNIVERSARIES: The Account Year shall be the period of 365 days measured from the Date of Coverage.

ACCUMULATION PERIOD: The period before the Annuity Commencement Date and during the lifetime of the Participant.

ANNUITANT: The person or persons named on the Certificate Specifications page and on whose life the first annuity payment is to be made. If the Annuitant dies prior to the Annuity Commencement Date, the new Annuitant will be the Co-Annuitant, if any. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date.

*ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment is to be made. This date may not be earlier than the first Account Anniversary.

*ANNUITY OPTION: The method for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document, if any, signed by each Participant that serves as his or her Application for participation under the Contract, a copy of which may be attached to and made part of this Certificate.

*BENEFICIARY: Prior to the Annuity Commencement Date, the person or entity having the right to receive the Death Benefit set forth in this Certificate and, for a Certificate issued under a Non-Qualified Contract, who, in the event of the Participant's death, is the designated Beneficiary for purposes of Section 72(s) of the Code. After the Annuity Commencement date, the person or entity having the right to receive any payments due under the Annuity Option elected, if applicable, upon the death of the Payee. This Certificate must be owned by a natural person or agent for a natural person for the Certificate to receive favorable income tax treatment as an annuity.

CODE: The Internal Revenue Code of 1986, as amended.

COMPANY: Sun Life Assurance Company of Canada (U.S.).

CONTRACT APPLICATION: The document, if any, signed by the Owner that evidences the Owner's Application for the Contract.

COVERED PERSON: The person upon whose death the Death Benefit will be paid

DATE OF COVERAGE: The date on which this Certificate becomes effective.

DEATH BENEFIT DATE: The date on which the Death Benefit election is effective, which is the date on which the Company receives Due Proof of Death.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

EXPIRATION DATE: The last day of a Guarantee Period.

FIXED ACCOUNT: Part of the General Account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ANNUITY: An annuity with payments that do not vary as to dollar amount.

FUND(S): One or more open-end management investment companies or "mutual funds" registered under the Investment Company Act of 1940.

GUARANTEE AMOUNT: Any portion of a Participant's Account Value allocated to a particular Guarantee Period with a particular Expiration Date (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest credited by the Company on a compound annual basis during any Guarantee Period.

NET INVESTMENT FACTOR: An index applied by the Company to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater than, less than, or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment that remains after the deduction of any applicable front-end sales load or premium or similar tax, if any.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Code. The Participant's interest in the Contract evidenced by this Certificate must be owned by a natural person or agent for a natural person for the Contract to receive favorable income tax treatment as an annuity.

OWNER: The person, persons or entity entitled to the ownership rights stated in the Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), or Section 408 (p) of the Code to serve as legal owner of assets of a retirement plan, but the term Owner, as used herein, refers to the organization entering into the Contract.

PARTICIPANT: The person named in the Certificate Specifications page who is entitled to exercise all rights and privileges of ownership under the Certificate, except as reserved by the Owner.

PARTICIPANT'S ACCOUNT: An account to which Net Purchase Payments are credited.

PARTICIPANT'S ACCOUNT VALUE: The variable accumulation value, if any, plus the fixed accumulation value, if any, of a Participant's Account for any Valuation Period.

PAYEE: A recipient of payments relating to this Certificate.

PRINCIPAL: The sum of all Net Purchase Payments less the sum of all withdrawals

PURCHASE PAYMENT (PAYMENT): The amount paid to the Company as consideration for the benefits provided by the Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Code.

SUB-ACCOUNT: That portion of the Variable Account that invests in shares of specific series or sub-series of a Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit and Annuity Unit values to the next subsequent determination of these values. Such determination shall be made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: A separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of the value of the variable portion of a Participant's Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of specified Sub-Accounts of the Variable Account.

---------------
*As specified in the Certificate Specifications page, unless changed.

                           FIXED AND VARIABLE ACCOUNTS

FIXED ACCOUNT

           The Fixed Account consists of all assets of the Company other than those allocated to any separate account of the Company. Any portion of a Net Purchase Payment allocated by a Participant to a Guarantee Period(s) will become part of the Fixed Account.


VARIABLE ACCOUNT AND SUB-ACCOUNTS

           The Variable Account to which the variable accumulation values and Variable Annuity payments, if any, under the Contract relate was established by the Company pursuant to a resolution of its Board of Directors. The Company has registered the Variable Account as a unit investment trust under the Investment Company Act of 1940. That portion of the assets of the Variable Account equal to the reserves and other contract liabilities with respect to the Variable Account shall not be chargeable with liabilities arising out of any other business the Company may conduct.

           The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a designated series or sub-series of a Fund. The values of the Variable Accumulation Units and the Annuity Units described in the Contract reflect the investment performance of the Sub-Accounts.


OWNERSHIP OF ASSETS

           The Company shall have exclusive and absolute ownership and control of its assets, including all assets of the Sub-Accounts. The Company reserves the right to transfer the assets of a Sub-Account, in excess of the reserves and other policy liabilities with respect to that Sub-Account, to another Sub-Account or to the Company's General Account.


INVESTMENTS OF THE SUB-ACCOUNTS

           All amounts allocated to a Sub-Account will be used to purchase shares of a specific series or sub-series of a Fund. The Fund shares available on the Date of Coverage are shown on the Certificate Specifications page; more series and/or Funds may be subsequently added or deleted. Each Fund is an open-end investment company ("mutual fund") registered under the Investment Company Act of 1940. Any and all distributions made by a Fund with respect to shares held by a Sub-Account will be reinvested to purchase additional shares of that series at net asset value. Deductions from the Sub-Accounts will, in effect, be made by reducing the number of Accumulation Units attributable to a Participant's Account. Each Sub-Account will be fully invested in Fund shares at all times.


                                PURCHASE PAYMENTS

PAYMENTS

           All Purchase Payments are to be paid to the Company at its Annuity Service Mailing Address. The amount of Purchase Payments may vary; however, the Company will not accept an initial Purchase Payment for any Certificate which is less than the minimum amount specified on the Certificate Specifications page, and each additional Purchase Payment must be at least the minimum additional amount specified on the Certificate Specifications page. In addition, the prior approval of the Company is required before it will accept a Purchase

Payment which would cause the Participant's Account Value to exceed the maximum Purchase Payment amount specified on the Certificate Specifications page. If the Participant's Account Value exceeds such maximum amount, no additional Purchase Payments will be allocated without the prior approval of the Company.

ACCOUNT CONTINUATION

           A Participant's Account shall be continued automatically in full force during the lifetime of the Participant until the Annuity Commencement Date or until the Participant's Account is surrendered.


ALLOCATION OF NET PURCHASE PAYMENTS

           The Net Purchase Payment is that portion of a Purchase Payment that remains after deduction of any applicable front-end sales load and premium tax or similar tax. Each Net Purchase Payment will, upon receipt by the Company, be allocated to the Participant's Account, either to the Sub-Accounts or to the Fixed Account or to both the Sub-Accounts and the Fixed Account in accordance with the allocation factors specified in the Application, or as subsequently changed by the Participant

           The allocation factors for new Purchase Payments among the Guarantee Periods and the Sub-Accounts may be changed by the Participant at any time by giving notice of the change to the Company, in accordance with the Company's procedures then in effect. The Participant may effect such change directly, or through an authorized third party, subject to the Company's approval given in its sole discretion, and further subject to adherence to such Company procedures as may be adopted from time to time. Any change will take effect with the first Purchase Payment received with or after receipt of notice of the change by the Company and will continue in effect until subsequently changed.


                   CONTRACT VALUES DURING ACCUMULATION PERIOD

PARTICIPANT'S ACCOUNT

           The Company will establish a Participant's Account for each Participant under the Contract and will maintain the Participant's Account during the Accumulation Period. The Participant's Account Value for any Valuation Period is equal to the variable accumulation value, if any, plus the fixed accumulation value, if any, of the Participant's Account for that Valuation Period.


                             VARIABLE ACCOUNT VALUE

CREDITING VARIABLE ACCUMULATION UNITS

           Upon receipt of a Purchase Payment by the Company, all or that portion, if any, of the Net Purchase Payment to be allocated to the Sub-Accounts will be credited to the Participant's Account in the form of Variable Accumulation Units. The number of particular Variable Accumulation Units to be credited is determined by dividing the dollar amount allocated to the particular Sub-Account by the Variable Accumulation Unit value of the particular Sub-Account for the Valuation Period during which the Purchase Payment is received by the Company.


VARIABLE ACCUMULATION UNIT VALUE

           The Variable Accumulation Unit value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Variable Accumulation Unit value for the particular Sub-Account for any subsequent Valuation Period is determined by methodology which is the mathematical equivalent of multiplying the Variable Accumulation Unit value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the particular Sub-Account for such subsequent Valuation Period. The Variable Accumulation Unit value for each Sub-Account for any Valuation Period is the value determined as of the end of the particular Valuation Period and may increase, decrease or remain constant from Valuation Period to Valuation Period in accordance with the Net Investment Factor described below.


VARIABLE ACCUMULATION VALUE

           The variable accumulation value, if any, of a Participant's Account for any Valuation Period is equal to the sum of the value of all Variable Accumulation Units of each Sub-Account credited to the Participant's Account for such Valuation Period. The variable accumulation value of each Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited to each Sub-Account by the Variable Accumulation Unit value of the particular Sub-Account for such Valuation Period.


NET INVESTMENT FACTOR

           The Net Investment Factor is an index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater than, less than, or equal to one; therefore, the value of a Variable Accumulation Unit may increase, decrease or remain unchanged.

           The Net Investment Factor for any Sub-Account for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where:

           (a) is the net result of:

                  1)       the net asset value of a Fund share held in the
                     Sub-Account determined as of the end of the Valuation Period, plus

                  2)       the per share amount of any dividend or other
                     distribution declared by the Fund on the shares held in the Sub-Account if the ex-dividend date occurs during the Valuation Period, plus or minus

                  3)       a per share credit or charge with respect to any
                     taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Sub-Account;

            (b) is the net asset value of a Fund share held in the Sub-Account determined as of the end of the preceding Valuation Period;
                and

            (c) is the asset charge factor determined by the Company for the
                Valuation Period to reflect the charges for assuming the mortality and expense risks and administrative expense risks.

           The asset charge factor for any Valuation Period is equal to the daily asset charge factor multiplied by the number of 24 hour periods in the Valuation Period. The daily asset charge factor will be determined by the Company based upon the Annual Asset Charge shown on the Certificate Specifications Page.

                               FIXED ACCOUNT VALUE

GUARANTEE PERIODS

           The Participant elects one or more Guarantee Period(s) from among those made available by the Company. The period(s) elected will determine the Guaranteed Interest Rate(s). A Purchase Payment or the portion (at least equal to the minimum Guarantee Period amount set forth on the Certificate Specifications page) thereof, including any applicable Purchase Payment Interest (or amount transferred in accordance with the "Transfer Privilege" provision described below) allocated to a particular Guarantee Period, less any applicable premium taxes or similar taxes and any amounts subsequently withdrawn, will earn interest at the Guaranteed Interest Rate in effect during the Guarantee Period. Initial Guarantee Periods begin on the date a Net Purchase Payment is applied (or, in the case of a transfer, on the effective date of the transfer) and end when the number of calendar years in the Guarantee Period elected (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) has elapsed. The last day of a Guarantee Period is the Expiration Date. Subsequent Guarantee Periods begin on the first day following the Expiration Date.

           Any portion of a Participant's Account Value allocated to a particular Guarantee Period with a particular Expiration Date (including interest earned thereon) is referred to as a Guarantee Amount. As a result of additional Purchase Payments, renewals and transfers of portions of the Participant's Account Value, Guarantee Amounts allocated to Guarantee Periods of the same duration may have different Expiration Dates, and each Guarantee Amount will be treated separately for purposes of determining any market value adjustment.

           The Company will notify the Participant in writing at least 45 and no more than 75 days prior to the Expiration Date for any Guarantee Amount. A new Guarantee Period of the same duration as the previous Guarantee Period will commence automatically at the end of the previous Guarantee Period unless the Company receives, in writing prior to the end of such Guarantee Period, an election by the Participant of a different Guarantee Period from among those being offered by the Company at such time, or instructions to transfer all or a portion of the Guarantee Amount to one or more Sub-Accounts in accordance with the "Transfer Privilege" provision. Each new Guarantee Amount must be at least the amount set forth on the Certificate Specifications page unless it is equal to the entire Guarantee Amount being transferred.


GUARANTEED INTEREST RATES

           The Company periodically will establish an applicable Guaranteed Interest Rate for each Guarantee Period offered by the Company. These rates will be guaranteed for the duration of the respective Guarantee Periods.

           No Guaranteed Interest Rate will be less than the minimum rate per year set forth on the Certificate Specifications page, compounded annually.


FIXED ACCUMULATION VALUE

           Upon receipt of a Purchase Payment by the Company, all or that portion, if any, of the Net Purchase Payment which is allocated to the Fixed Account will be credited to the Participant's Account and allocated to the Guarantee Period(s) selected by the Participant. The fixed accumulation value, if any, of a Participant's Account for any Valuation Period is equal to the sum of the values of all Guarantee Amounts credited to the Participant's Account for such Valuation Period.

TRANSFER PRIVILEGE

           At any time during the Accumulation Period the Participant may transfer all or part of the Participant's Account Value to one or more Sub-Accounts or Guarantee Periods, subject to the conditions set forth below. Except as described below, a transfer will generally be effective on the date the request for transfer is received by the Company.

           Transfers involving Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit values of the applicable Sub-Account for the Valuation Period during which the transfer is effective. Transfers to a Guarantee Period will result in a new Guarantee Period for the amount being transferred. Any such Guarantee Period will begin on the effective date of the transfer and end on the Expiration Date. The amount transferred into such Guarantee Period will earn interest at the Guaranteed Interest Rate declared by the Company for that Guarantee Period as of the effective date of the transfer.

           Transfers will be subject to the following conditions: (1) not more than 12 transfers may be made in any Account Year; a minimum of 30 calendar days must elapse between transfers made to or from the Fixed Account or among Guarantee Periods within the Fixed Account; (2) the amount being transferred from a Sub-Account may not be less than the amount set forth on the Certificate Specifications page unless the total Participant's Account Value attributable to a Sub-Account is being transferred; (3) any Participant's Account Value remaining in a Sub-Account may not be less than the amount set forth on the Certificate Specifications page; and (4) the total Participant's Account Value attributable to the Guarantee Amount must be transferred, except for an "interest out" transfer (I.E. the entire amount of interest credited to all Guarantee Amounts during the current Account Year is transferred to one or more Sub-Accounts). In addition, transfers of a Guarantee Amount (except interest credited to such Guarantee Amount during the current Account Year) will be subject to the market value adjustment described below unless the transfer is effective within 30 days prior to the Expiration Date applicable to the Guarantee Amount. Transfers involving Variable Accumulation Units shall be subject to such terms and conditions as may be imposed by the Funds. Similarly, the Company reserves the right in its sole discretion to delay the effective date of any transfer involving the Fixed Account for reasons similar to those underlying delays of transfers among Sub-Accounts. The Company also reserves the right in its sole discretion to refuse or delay all transfer requests initiated on behalf of a Participant by any third party authorized by the Participant to make such transfer requests. Currently, there is no charge for transfers; however, the Company reserves the right to impose a charge for each transfer as shown on the Certificate Specifications page. The Company reserves the right to limit the amount that may be transferred from the Sub-Accounts to the Fixed Account.


ACCOUNT FEE

           Prior to the Annuity Commencement Date, on each Account Anniversary the Company will deduct from the value of each Participant's Account an annual account fee to reimburse the Company for administrative expenses relating to the Contract and the Participant's Account. In Account Years one through five the account fee is equal to the lesser of the amount specified on the Certificate Specifications page and 2% of the Participant's Account Value; thereafter the account fee may be changed annually, but in no event may it exceed the lesser of the maximum amount specified on the Certificate Specifications page and 2% of the Participant's Account Value. The account fee will be deducted on a PRO RATA basis from amounts allocated to each Guarantee Period and each Sub-Account in which the Participant's Account is invested at the time of such deduction. If a Participant's Account is surrendered for its full value on other than an Account Anniversary, the account fee will be deducted in full at the time of such surrender. The Company will waive the account fee when either (a) the entire Participant's Account Value has been allocated to the Fixed Account during the entire previous Account Year, or (b) the Participant's Account Value is greater than the amount specified on the Certificate Specifications page on the Account Anniversary. On the Annuity Commencement Date the value of the Participant's Account will be reduced by a proportionate amount of the account fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

           After the Annuity Commencement Date, an annual account fee in an amount specified on the Certificate Specifications page will be deducted in equal amounts from each Variable Annuity payment made during the year. No such deduction is made from Fixed Annuity payments.


CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET VALUE ADJUSTMENT

CASH WITHDRAWALS

           At any time before the Annuity Commencement Date, the Participant may elect to receive a cash withdrawal payment from the Company by filing with the Company at its Annuity Service Mailing Address, a written election in such form as the Company may require. Any such election shall specify the amount of the withdrawal and will be effective on the date that it is received by the Company. Any cash withdrawal payment will be paid within seven days from the date the election becomes effective, except as the Company may be permitted to defer such payment in accordance with the Investment Company Act of 1940. The Company reserves the right to defer the payment of amounts withdrawn from the Fixed Account for a period not to exceed six months from the date written request for such withdrawal is received by the Company.

           The Participant may request a full surrender or a partial withdrawal. A full surrender will result in a cash withdrawal payment equal to the value of the Participant's Account at the end of the Valuation Period during which the election becomes effective less the account fee, plus or minus any applicable market value adjustment. A partial withdrawal (I.E., a payment of an amount less than that paid under a full surrender) will result in the cancellation of a portion of the Participant's Account Value with an aggregate dollar value equal to the dollar amount of the cash withdrawal payment, plus or minus any applicable market value adjustment and plus any
           In the case of a partial withdrawal, the Participant may instruct the Company as to the amounts to be withdrawn from each Sub-Account and/or Guarantee Amount. If not so instructed, the Company will effect the partial withdrawal PRO RATA from each Sub-Account and Guarantee Amount in which the Participant's Account Value is invested at the end of the Valuation Period during which the withdrawal becomes effective. If a partial withdrawal is requested which would leave a Participant's Account Value less than the account fee, then such partial withdrawal will be treated as a full surrender.

           Cash withdrawals from a Sub-Account will result in the cancellation of Variable Accumulation Units attributable to the Participant's Account with an aggregate value on the effective date of the withdrawal equal to the total amount by which the Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit value(s) of the Sub-Account(s) for the Valuation Period during which the cash withdrawal is effective.

           All cash withdrawals of any Guarantee Amount, except those effective within 30 days prior to the Expiration Date of such Guarantee Amount or the withdrawal of interest credited to such Guarantee Amount during the current Account Year, will be subject to the market value adjustment described below.


MARKET VALUE ADJUSTMENT

          Any cash withdrawal (which for purposes of this section includes non-dollar cost averaging program transfers and amounts applied to purchase an annuity) of a Guarantee Amount, other than a withdrawal effective within 30 days prior to the Expiration Date of the Guarantee Amount, or the withdrawal of interest credited on such Guarantee Amount during the current Account Year, will be subject to a market value adjustment.

          The market value adjustment will reflect the relationship between the current rate (as described in the formula below) for the amount being withdrawn and the Guaranteed Interest Rate applicable to the amount being withdrawn. It also reflects the time remaining in the applicable Guarantee Period.

          The market value adjustment will be determined by multiplying the amount being withdrawn after the deduction of any applicable account fee by the market value adjustment factor. The market value adjustment factor is:

                                             N/12
                        [(1 + I)/(1 + J + b)]     - 1

          where,

          I is the Guaranteed Interest Rate being credited to the Guarantee Amount subject to the market value adjustment,

          J is the Guaranteed Interest Rate declared by the Company, as of the effective date of the application of the market value adjustment, for current allocations to Guarantee Periods equal to the balance of the Guarantee Period of the Guarantee Amount subject to the market value adjustment, rounded to the next higher number of complete years. For any Guarantee Period of less than one year J is the Guaranteed Interest Rate we declare for a Guarantee Period of the same length as your Guarantee Period (the current rate),

          b is a factor which the Company will determine for each Certificate and which is set forth on the Certificate Specifications page and which will not exceed .25%, and

          N is the number of complete months remaining in the Guarantee Period of the Guarantee Amount subject to the market value adjustment.

          In the determination of J, if the Company does not currently offer the applicable Guarantee Period, then the rate will be determined by linear interpolation of the current rates for Guarantee Periods that are available.

                                  DEATH BENEFIT

DEATH BENEFIT PROVIDED BY THE CONTRACT

          If the Covered Person dies while the Contract and this Certificate are in effect and before the Annuity Commencement Date, the Company, upon receipt of Due Proof of Death of the Covered Person, may pay a Death Benefit to the Beneficiary in accordance with this Death Benefit provision. If the Covered Person is not a natural person, the Annuitant is considered the Participant for the purpose of this Death Benefit provision.

          If there is no Designated Beneficiary living on the date of death of the Covered Person, the Company will pay the Death Benefit upon receipt of Due Proof of Death of the Covered Person or the Beneficiary, if applicable, in one sum to the estate of the deceased Participant. If the death of the Participant occurs on or after the Annuity Commencement Date, no Death Benefit will be payable under the Contract except as may be provided under the form of annuity elected.

ELECTION AND EFFECTIVE DATE OF ELECTION

           During the lifetime of the Participant and prior to the Annuity Commencement Date, the Participant may elect to have the Death Benefit applied under one or more of the Annuity Options in accordance with the Contract's settlement provisions to effect a Variable Annuity or a Fixed Annuity or a combination of both for the Beneficiary as Payee after the death of the Participant. This election may be made or subsequently revoked by filing with the Company at its Annuity Service Mailing Address, a written election or revocation of an election in such form as the Company may require. Any election or revocation of an election of a method of settlement of the Death Benefit by the Participant will become effective on the date it is received by the Company. For the purposes of the "Payment of Death Benefit" section below, any election of the method of settlement of the Death Benefit by the Participant which is in effect on the date of death of the Participant will be deemed effective on the date Due Proof of Death of the Participant is received by the Company.

           If no election of a method of settlement of the Death Benefit by the Participant is in effect on the date of death of the Participant, the Beneficiary may elect (a) to receive the Death Benefit in the form of a cash payment, in which event the Participant's Account will be canceled; or (b) to have the Death Benefit applied under one or more of the Annuity Options in accordance with the settlement provisions to effect, on the Annuity Commencement Date determined in the "Payment of Death Benefit" section below, a Variable Annuity or a Fixed Annuity or a combination of both for the Beneficiary as Payee. In no event shall any method of settlement be exercised which would violate the mandatory distribution requirements of Section 72(s) of the Code. For additional options available if the designated Beneficiary is the surviving spouse, please refer to the section of this Certificate titled "OWNERSHIP PROVISIONS - DEATH OF PARTICIPANT".

           The election of a method of settlement may be made by filing with the Company at its Annuity Service Mailing Address, a written election in such form as the Company may require. Any written election of a method of settlement of the Death Benefit by the Beneficiary will become effective on the later of: (a) the date the election is received by the Company; or (b) the date Due Proof of Death of the Participant is received by the Company. If a written election by the Beneficiary is not received by the Company within 60 days following the date Due Proof of Death of the Participant is received by the Company, the Beneficiary shall be deemed to have elected a cash payment as of the last day of such 60 day period.


PAYMENT OF DEATH BENEFIT

           If the Death Benefit is to be paid in cash, payment will be made within seven days of the Death Benefit Date, except as the Company may be permitted to defer any such payment in accordance with the Investment Company Act of 1940. If settlement under one or more of the Annuity Options is elected, the Annuity Commencement Date will be the first day of the second calendar month following the effective date of the election and the Participant's Account will be maintained in effect until the Annuity Commencement Date.


AMOUNT OF DEATH BENEFIT

           The Death Benefit is determined as of the Death Benefit Date.

           If the Covered Person was age 85 or less on the Date of Coverage, the Death Benefit is equal to the greatest of:

           (1) the Participant's Account Value for the Valuation Period in which the Death Benefit Date occurs; and

           (2) the amount which would have been payable in the event of a full surrender of the Participant's Account on the Death Benefit Date; and

           (3) Net Purchase Payments, adjusted for any partial withdrawals, as of the Death Benefit Date; and

           (4) any Optional Death Benefit, if elected on or before the Date of Coverage, as shown on the Certificate Specifications page.

           If the Covered Person was age 86 or older on the Date of Coverage, the Death Benefit will be equal to (2) above.

           A partial withdrawal will affect the amount payable under (3) and (4) on a basis proportional to the reduction in Participant's Account Value brought about by such withdrawal. That is, any partial withdrawal will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Participant's Account Value immediately after the withdrawal to the Participant's Account Value immediately before the withdrawal.

           If (2) or (3) is operative, the Participant's Account Value will be increased by the excess of (2) or (3) over (1) and the increase will be allocated to the Sub-Accounts based on the respective values of the Sub-Accounts on the Death Benefit Date. If the "Maximum Account Anniversary Value" or the "5% Premium Rollup Rider" Optional Death Benefit(s) is/are elected and is/are operative, the Participant's Account Value will be increased by the excess of
(4) over (1) and the increase will be allocated as described above. If no portion of the Participant's Account is allocated to the Sub-Accounts, the entire increase will be allocated to the Sub-Account invested in either a money market Fund, if available, or the Company's General Account.


                              SETTLEMENT PROVISIONS

GENERAL

           On the Annuity Commencement Date, the adjusted value of the Participant's Account as determined in accordance with the "Determination of Amount" provision below will be applied, as specified by the Participant, under one or more of the Annuity Options provided in the Contract or under such other settlement options as may be agreed to by the Company. However, if the amount to be applied under any Annuity Option is less than the Minimum Annuity Purchase Amount set forth on the Certificate Specifications page, or if the first annuity payment payable in accordance with such option is less than the Minimum Initial Annuity Payment Amount set forth on the Certificate Specifications page, the Company will pay the amount to be applied in a single payment to the Payee.

          After the Annuity Commencement Date, no change of Annuity Option is permitted and no payments may be requested under the Cash Withdrawals provision of the Contract. Exchanges of Variable Annuity Units are permitted.


ELECTION AND EFFECTIVE DATE OF ELECTION

           During the lifetime of the Participant and prior to the Annuity Commencement Date, the Participant may elect to have the adjusted value of the Participant's Account applied on the Annuity Commencement Date under one or more of the Annuity Options provided in the Contract. If more than one person is named as Annuitant, due to the designation of a Co-Annuitant, the Participant may elect to name one of such persons to be the sole Annuitant as of the Annuity Commencement Date.

           The Participant may also change any election but any election or change of election must be effective at least 30 days prior to the Annuity Commencement Date. This election or change of election may be made by filing with the Company at its Annuity Service Mailing Address, a written election or change of election in such form as the Company may require. Any such election or change of election will become effective on the date it is received by the Company. If no such election is in effect on the 30th day prior to the Annuity Commencement Date, the adjusted value of the Participant's Account will be applied under Annuity Option B, for a life annuity with 120 monthly payments certain. If there is no election of a sole Annuitant on the 30th day prior to the Annuity Commencement date, the person designated as Co-Annuitant will be the Payee under the applicable Annuity Option. Any such election may specify the proportion of the adjusted value of the Participant's Account to be applied to provide a Fixed Annuity and/or a Variable Annuity. In the event the election does not so specify, then the portion of the adjusted value of the Participant's Account to be applied to provide a Fixed Annuity and/or a Variable Annuity will be determined on a PRO RATA basis from the composition of the Participant's Account on the Annuity Commencement Date.

           The Annuity Options in the Contract may also be elected as provided in the "Death Benefit" section of the Contract.


DETERMINATION OF AMOUNT

           The adjusted value of the Participant's Account is applied to provide a Variable Annuity or a Fixed Annuity or a combination of both. This value shall be equal to the Participant's Account Value for the Valuation Period which ends immediately preceding the Annuity Commencement Date, minus a proportionate amount of the account fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date, plus or minus any applicable market value adjustment and minus any applicable premium or similar tax.


EFFECT OF ANNUITY COMMENCEMENT DATE ON PARTICIPANT'S ACCOUNT

           The Participant's Account will be canceled on the Annuity Commencement Date.


ANNUITY COMMENCEMENT DATE

           The Annuity Commencement Date is set forth on the Certificate Specifications page. This date may be changed from time to time by the Participant provided that each change is effective at least 30 days prior to the then current Annuity Commencement Date and the new Annuity Commencement Date is a date which is: (1) at least 30 days after the effective date of the change;
(2) the first day of a month; and (3) not earlier than the first Account Anniversary; and (4) not later than the first day of the first month following the Annuitant's 95th birthday, unless otherwise restricted, in the case of a Qualified Certificate, by the particular retirement plan or by applicable law. For a Charitable Remainder Trust, the Annuity Commencement Date in (4) is the Annuitant's 100th birthday. If more than one person is named as Annuitant, due to the designation of a Co-Annuitant, the Annuity Commencement Date will not be later than the first day of the first month following the 95 th birthday of the youngest of those persons so named (or 100th birthday in the case of a Charitable Remainder Trust). Any change of the Annuity Commencement Date may be made by filing with the Company at its Annuity Service Mailing Address, a written designation of a new Annuity Commencement Date in such form as the Company may require. Any such change will become effective on the date the designation is received by the Company.

           The Annuity Commencement Date may also be changed by an election of a settlement option as provided in the "Death Benefit" section of the Contract.

FIXED ANNUITY PAYMENTS

           The dollar amount of each Fixed Annuity payment shall be determined in accordance with the annuity payment rates shown on pages 19 and 20, which are based on the minimum guaranteed interest rate of 2.5% per year or, if more favorable to the Payee(s), in accordance with the annuity payment rates published by the Company and in use on the Annuity Commencement Date.


VARIABLE ANNUITY PAYMENTS

           The dollar amount of the first Variable Annuity payment shall be determined in accordance with the annuity payment rates shown on pages 19 and 20, which are based on an assumed interest rate of 3% per year.

           All Variable Annuity payments other than the first are determined by means of Annuity Units credited with respect to the particular Payee. The number of Annuity Units to be credited in respect of a particular Sub-Account is determined by dividing that portion of the first Variable Annuity payment attributable to that Sub-Account by the Annuity Unit value of that Sub-Account for the Valuation Period which ends immediately preceding the Annuity Commencement Date. The resulting number of Annuity Units of each Sub-Account credited with respect to the Payee remains fixed unless an exchange of Annuity Units is made pursuant to the Exchange of Variable Annuity Units section below. The dollar amount of each Variable Annuity payment after the first may increase, decrease or remain constant, and is equal to the sum of the amounts determined by multiplying the number of Annuity Units of a particular Sub-Account credited with respect to the Payee by the Annuity Unit value for the particular Sub-Account for the Valuation Period which ends immediately preceding the due date of each subsequent Variable Annuity payment.


ANNUITY UNIT VALUE

           The Annuity Unit Value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Annuity Unit value for the particular Sub-Account for any subsequent Valuation Period is determined by multiplying the Annuity Unit value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the particular Sub-Account for the current Valuation Period and then multiplying that product by a factor to neutralize the assumed interest rate of 3% per year used to establish the annuity payment rates found in the Contract. The factor for a one day Valuation Period is set forth on the Certificate Specifications page.


EXCHANGE OF VARIABLE ANNUITY UNITS

           After the Annuity Commencement Date the Payee may, by filing a written request with the Company at its Annuity Service Mailing Address, exchange the value of a designated number of Annuity Units of a particular Sub-Account then credited with respect to such Payee for other Annuity Units, the value of which would be such that the dollar amount of an annuity payment made on the date of the exchange would be unaffected by such exchange. The maximum number of exchanges that may be made in any Account Year is set forth on the Certificate Specifications page.

           Exchanges may be made among the Sub-Accounts only. Exchanges shall be made using the Annuity Unit values for the Valuation Period during which the request for exchange is received by the Company.

ACCOUNT FEE

           After the Annuity Commencement Date an annual account fee equal to the amount specified on the Certificate Specifications page will be deducted in equal amounts from each Variable Annuity payment made during the year. No such deduction is made from Fixed Annuity payments.



DESCRIPTION OF ANNUITY OPTIONS

     - ANNUITY OPTIONS A, B, C AND D ARE AVAILABLE ON EITHER A FIXED ANNUITY OR A VARIABLE ANNUITY BASIS.

     - ANNUITY OPTION A. Life Annuity: Monthly payments during the lifetime of the Payee. These payments will terminate at the death of the Payee without any provision for continuation of payments to a Beneficiary.

     - ANNUITY OPTION B. Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain: Monthly payments during the lifetime of the Payee and in any event for sixty (60), one hundred twenty (120), one hundred eighty (180) or two hundred forty (240) months certain as elected.

     - ANNUITY OPTION C. Joint and Survivor Annuity: Monthly payments payable during the joint lifetime of the Payee and a designated second person and during the lifetime of the survivor. During the lifetime of the survivor variable monthly payments, if any, will be determined using the percentage chosen at the time of the election of this option of the number of each type of Annuity Unit credited with respect to the Payee, and each fixed monthly payment, if any, will be equal to the same percentage of the fixed monthly payment payable during the joint lifetime of the Payee and the designated second person.

     -    ANNUITY OPTION D. Monthly Payments for a Specified Period Certain:
          Monthly payments for any specified period of time (at least (5) years but not exceeding thirty (30) years), as elected.



AMOUNTS PAYABLE ON DEATH OF PAYEE

           In the event of the death of the Payee on or after the Annuity Commencement Date, the Company will pay any remaining payments under any Annuity Option then in effect to the Payee's designated Beneficiary as they become due. If there is no designated Beneficiary entitled to these remaining payments then living, the Company will pay the amount specified in the schedule below for any Annuity Option then in effect, in one sum to the deceased Payee's estate. Any Beneficiary who becomes entitled to any remaining payments under any Annuity Option may elect to receive the amount specified in the schedule below for such option in one sum. In the event of the death of a Beneficiary who has become entitled to receive any remaining payments under any Annuity Option, the Company will pay the amount specified for such option in the schedule below in one sum to the deceased Beneficiary's estate. All payments made in one lump sum by the Company, as provided in this paragraph, are made in lieu of paying any remaining payments under the Annuity Option then in effect.

       OPTION     AMOUNT
       ------     ------
         B        The discounted value of the remaining payments, if any, for the certain period.

         D The discounted value of the remaining payments, if any, for the certain period.

           In the case of Options B and D the discounted value will be based, for payments being made on a variable basis, on interest compounded annually at the assumed interest rate and on the assumptions that the particular Annuity Unit values applicable to the remaining payments will be the particular Annuity Unit values for the Valuation Period which ends on the day before the date of the determination and that the discounted value will remain unchanged thereafter.


ANNUITY PAYMENT RATES

           The annuity payment rate tables below show, for each $1,000 applied, the dollar amount of both (a) the first monthly Variable Annuity payment based on the assumed interest rate of 3% and (b) the monthly Fixed Annuity payment, when the payment is based on the minimum guaranteed interest rate of 2.5% per year.

           The mortality table used in determining the annuity payment rates for Annuity Options A, B and C is the 2000 Individual Annuitant Mortality Table A. In using this mortality table, ages of Annuitants will be reduced by one year for Annuity Commencement Dates occurring during the years 2010-2019, reduced by two years for Annuity Commencement Dates occurring during the decade 2020-2029, and so on.

           The annuity payment rates in the tables shown below reflect rates of mortality appropriate for Annuity Commencement Dates occurring during the years 2000-2009. Thus, for Annuity Commencement Dates occurring in the decade 2010-2019 the term ADJUSTED AGE as used in the tables below, means actual age less one year. ADJUSTED AGE shall mean actual age less two years for Annuity Commencement Dates occurring in the decade 2020-2029, and so on.

           ADJUSTED AGES will be determined based on the actual age(s) of the Annuitant(s), in completed years and months, as of the Annuity Commencement Date. The tables below show annuity payment rates for exact ADJUSTED AGES, rates for ADJUSTED AGES expressed in completed years and months will be based on straight line interpolation between the appropriate annuity payment rates.

           The dollar amount of each annuity payment for any adjusted age or combination of adjusted ages not shown below or for any other form of Annuity Option agreed to by the Company will be quoted by the Company upon request.

                                  AMOUNT OF FIRST MONTHLY ANNUITY PAYMENT PER $1,000
                                         SINGLE LIFE ANNUITY(INTEREST at 3.0%)

---------------------------------------------------------------------------------------------------------------------------------
               OPTION A                                                    OPTION B
             LIFE ANNUITY                                   LIFE ANNUITY WITH PAYMENTS CERTAIN
---------------------------------------------------------------------------------------------------------------------------------

                                                  60 PAYMENTS          120 PAYMENTS         180 PAYMENTS          240 PAYMENTS
    ADJUSTED                            ------------------------------------------------------------------------------------------
     AGE           MALE      FEMALE            MALE      FEMALE      MALE     FEMALE      MALE      FEMALE       MALE       FEMALE
------------------------------------   ------------------------------------------------------------------------------------------
      20           2.98       2.91             2.98       2.91       2.98      2.90       2.98       2.90        2.97        2.90
------------------------------------   ------------------------------------------------------------------------------------------
      25           3.08       2.99             3.08       2.99       3.07      2.99       3.07       2.98        3.07        2.98
------------------------------------   ------------------------------------------------------------------------------------------
      30           3.19       3.09             3.19       3.09       3.19      3.09       3.19       3.08        3.18        3.08
------------------------------------   ------------------------------------------------------------------------------------------
      35           3.34       3.21             3.34       3.21       3.34      3.21       3.33       3.21        3.32        3.20
------------------------------------   ------------------------------------------------------------------------------------------
      40           3.53       3.37             3.53       3.37       3.52      3.37       3.51       3.36        3.49        3.35
------------------------------------   ------------------------------------------------------------------------------------------
      45           3.77       3.57             3.77       3.57       3.76      3.56       3.73       3.55        3.70        3.53
------------------------------------   ------------------------------------------------------------------------------------------
      50           4.07       3.82             4.07       3.82       4.04      3.81       4.00       3.79        3.94        3.76
------------------------------------   ------------------------------------------------------------------------------------------
      55           4.46       4.15             4.45       4.14       4.41      4.12       4.34       4.09        4.23        4.03
------------------------------------   ------------------------------------------------------------------------------------------
      60           4.97       4.58             4.95       4.57       4.88      4.53       4.74       4.46        4.55        4.35
------------------------------------   ------------------------------------------------------------------------------------------
      65           5.68       5.17             5.64       5.15       5.48      5.07       5.22       4.92        4.88        4.71
------------------------------------   ------------------------------------------------------------------------------------------
      70           6.67       6.01             6.56       5.95       6.23      5.78       5.73       5.47        5.16        5.05
------------------------------------   ------------------------------------------------------------------------------------------
      75           8.02       7.22             7.77       7.08       7.08      6.67       6.19       6.02        5.36        5.31
------------------------------------   ------------------------------------------------------------------------------------------
      80           9.92       9.02             9.32       8.65       7.95      7.66       6.54       6.47        5.46        5.44
------------------------------------   ------------------------------------------------------------------------------------------
      85          12.56      11.71            11.17      10.68       8.69      8.55       6.75       6.72        5.50        5.49
------------------------------------   ------------------------------------------------------------------------------------------
      90          16.17      15.54            13.14      12.87       9.20      9.15       6.84       6.83        5.51        5.51
---------------------------------------------------------------------------------------------------------------------------------

                                                         OPTION C
                                                JOINT AND SURVIVOR ANNUITY
                                 (ASSUMED ELECTION OF JOINT AND TWO-THIRDS SURVIVOR)
--------------------------------------------------------------------------------------------------------------------------
    ADJUSTED AGE                                                  ADJUSTED AGE OF FEMALE
      OF MALE
                                55                    60                    65                 70                    75
--------------------------------------------------------------------------------------------------------------------------
           55                  4.11                 4.31                  4.53                 4.77                 5.04
--------------------------------------------------------------------------------------------------------------------------
           60                  4.29                 4.52                  4.79                 5.09                 5.42
--------------------------------------------------------------------------------------------------------------------------
           65                  4.48                 4.76                  5.09                  5.46                5.88
--------------------------------------------------------------------------------------------------------------------------
           70                  4.70                 5.02                  5.41                 5.88                 6.41
--------------------------------------------------------------------------------------------------------------------------
           75                  4.91                 5.28                  5.74                 6.31                 6.99
--------------------------------------------------------------------------------------------------------------------------

                                                OPTION D
                               PAYMENTS FOR A SPECIFIED PERIOD CERTAIN
-----------------------------------------------------------------------------------------------

    YEARS            AMOUNT           YEARS            AMOUNT           YEARS           AMOUNT
-----------------------------------------------------------------------------------------------
      10              9.61              17              6.22              24             4.84
-----------------------------------------------------------------------------------------------
      11              8.86              18              5.96              25             4.70
-----------------------------------------------------------------------------------------------
      12              8.23              19              5.72              26             4.58
-----------------------------------------------------------------------------------------------
      13              7.71              20              5.51              27             4.47
-----------------------------------------------------------------------------------------------
      14              7.25              21              5.31              28             4.37
-----------------------------------------------------------------------------------------------


                                       21

                                                OPTION D
                               PAYMENTS FOR A SPECIFIED PERIOD CERTAIN
-----------------------------------------------------------------------------------------------

    YEARS            AMOUNT           YEARS            AMOUNT           YEARS           AMOUNT
-----------------------------------------------------------------------------------------------
      15              6.86              22              5.14              29             4.27
-----------------------------------------------------------------------------------------------
      16              6.52              23              4.98              30             4.18
-----------------------------------------------------------------------------------------------

                                  AMOUNT OF FIRST MONTHLY ANNUITY PAYMENT PER $1,000
                                         SINGLE LIFE ANNUITY(INTEREST At 2.5%)
 -----------------------------------------------------------------------------------------------------------------------------------
                 OPTION A                                                                         OPTION B
               LIFE ANNUITY                                                       LIFE ANNUITY WITH PAYMENTS CERTAIN
 -----------------------------------------------------------------------------------------------------------------------------------

                                                  60 PAYMENTS         120 PAYMENTS            180 PAYMENTS           240 PAYMENTS
     ADJUSTED                             ------------------------------------------------------------------------------------------
       AGE        MALE      FEMALE             MALE      FEMALE      MALE     FEMALE      MALE      FEMALE       MALE       FEMALE
 -------------------------------------     -----------------------------------------------------------------------------------------
        20          2.67       2.59              2.67       2.59       2.67      2.59       2.67       2.59        2.67        2.59
 -------------------------------------     -----------------------------------------------------------------------------------------
        25          2.77       2.68              2.77       2.68       2.77      2.68       2.77       2.68        2.77        2.68
 -------------------------------------     -----------------------------------------------------------------------------------------
        30          2.90       2.79              2.90       2.79       2.89      2.79       2.89       2.79        2.89        2.78
 -------------------------------------     -----------------------------------------------------------------------------------------
        35          3.05       2.92              3.05       2.92       3.05      2.92       3.04       2.91        3.03        2.91
 -------------------------------------     -----------------------------------------------------------------------------------------
        40          3.24       3.08              3.24       3.08       3.24      3.08       3.23       3.07        3.21        3.06
 -------------------------------------     -----------------------------------------------------------------------------------------
        45          3.49       3.29              3.48       3.28       3.47      3.28       3.45       3.27        3.42        3.25
  ------------------------------------     -----------------------------------------------------------------------------------------
        50          3.79       3.54              3.79       3.54       3.77      3.53       3.73       3.51        3.67        3.48
 -------------------------------------     -----------------------------------------------------------------------------------------
        55          4.18       3.87              4.17       3.87       4.13      3.85       4.08       3.82        3.97        3.76
 -------------------------------------     -----------------------------------------------------------------------------------------
        60          4.70       4.31              4.67       4.30       4.61      4.26       4.48       4.20        4.30        4.09
 -------------------------------------     -----------------------------------------------------------------------------------------
        65          5.40       4.90              5.36       4.88       5.22      4.81       4.97       4.67        4.63        4.45
 -------------------------------------     -----------------------------------------------------------------------------------------
        70          6.38       5.73              6.28       5.68       5.97      5.52       5.48       5.22        4.92        4.81
 -------------------------------------     -----------------------------------------------------------------------------------------
        75          7.73       6.94              7.49       6.82       6.83      6.41       5.96       5.78        5.12        5.07
 -------------------------------------     -----------------------------------------------------------------------------------------
        80          9.62       8.74              9.05       8.38       7.71      7.42       6.31       6.23        5.22        5.21
 -------------------------------------     -----------------------------------------------------------------------------------------
        85         12.25      11.41             10.91      10.42       8.46      8.32       6.52       6.50        5.27        5.26
 -------------------------------------     -----------------------------------------------------------------------------------------
        90         15.86      15.23             12.89      12.62       8.98      8.93       6.61       6.61        5.27        5.27
 -----------------------------------------------------------------------------------------------------------------------------------

                                                      OPTION C
                                            JOINT AND SURVIVOR ANNUITY
                              (ASSUMED ELECTION OF JOINT AND TWO-THIRDS SURVIVOR)
---------------------------------------------------------------------------------------------------------------------
    ADJUSTED AGE                                             ADJUSTED AGE OF FEMALE
      OF MALE
                               55                  60                    65                  70                  75
---------------------------------------------------------------------------------------------------------------------
          55                 3.83                4.03                 4.25                4.49                4.75
---------------------------------------------------------------------------------------------------------------------
          60                 4.01                4.25                 4.52                4.82                5.14
---------------------------------------------------------------------------------------------------------------------
          65                 4.20                4.49                 4.82                5.19                5.60
---------------------------------------------------------------------------------------------------------------------
          70                 4.41                4.74                 5.14                5.60                6.14
---------------------------------------------------------------------------------------------------------------------
          75                 4.61                4.99                 5.46                6.03                6.71
---------------------------------------------------------------------------------------------------------------------

                                            OPTION D
                            PAYMENTS FOR A SPECIFIED PERIOD CERTAIN
------------------------------------------------------------------------------------------

    YEARS           AMOUNT          YEARS           AMOUNT          YEARS          AMOUNT
------------------------------------------------------------------------------------------
      10             9.39             17             6.00             24            4.60
------------------------------------------------------------------------------------------
      11             8.64             18             5.73             25            4.46
------------------------------------------------------------------------------------------
      12             8.02             19             5.49             26            4.34
------------------------------------------------------------------------------------------
      13             7.49             20             5.27             27            4.22
------------------------------------------------------------------------------------------
      14             7.03             21             5.08             28            4.12
------------------------------------------------------------------------------------------


                                       22

                                            OPTION D
                            PAYMENTS FOR A SPECIFIED PERIOD CERTAIN
------------------------------------------------------------------------------------------

    YEARS           AMOUNT          YEARS           AMOUNT          YEARS          AMOUNT
------------------------------------------------------------------------------------------
      15             6.64             22             4.90             29            4.02
------------------------------------------------------------------------------------------
      16             6.30             23             4.74             30            3.93
------------------------------------------------------------------------------------------

          Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under retirement or deferred compensation plans, other than rights afforded by the Investment Company Act of 1940, nor do they have any duty to inquire as to the instructions received or the authority of Owners, Participants, or others to instruct on the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners, Participants and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

          All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each Owner, each Participant and each Payee having the right to give voting instructions at least ten days prior to each meeting of the shareholders of the Fund. The number of particular Fund shares as to which each such person Is entitled to give instructions will be determined by the Company as of a date not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all the Variable Accumulation Units of the particular Sub-Account credited to the Participant's Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the particular Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date.



PERIODIC REPORTS

          During the Accumulation Period the Company will send to the Participant, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to the Participant's Account and the fixed accumulation value of such account, which statement shall be accurate as of a date not more than two months previous to the date of mailing. In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and each Fund as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. The Company will also send such statements reflecting transactions in the Participant's Account as may be required by applicable laws, rules and regulations.


DESIGNATION AND CHANGE OF BENEFICIARY

          The Beneficiary designation contained in any Application will remain in effect until changed.

          Subject to the rights of an irrevocable Beneficiary, the designation of Beneficiary may be changed or revoked. Any change or revocation must be filed with the Company at its Annuity Service Mailing Address in such form as the Company may require. The change or revocation will not be binding upon the Company until it is received by the Company. When it is so received the change or revocation will be effective as of the date on which the Beneficiary designation or revocation was signed, but the change or revocation will be without prejudice to the Company on account of any payment made or any action taken by the Company before the Company receives and acknowledges the change or revocation.

                               GENERAL PROVISIONS

AGE AND SEX MISSTATEMENT

          If any date of birth or sex, or both, has been misstated in the Application, if any, or elsewhere, the amounts payable pursuant to the Contract under this Certificate will be the amounts which would have been provided using the correct age or sex, or both. Any deficiency in payments already made by the Company shall be paid promptly and any excess in the payments already made by the Company shall be charged against the benefits falling due after the adjustment.


THIS CERTIFICATE

          This Certificate is issued in consideration of the Application, if any, and payment of the initial Purchase Payment. All statements made in any Application will be deemed representations and not warranties, and no statement will void the Certificate or be used in defense to a claim unless it is contained in such Application, if any, or in a similar document, and a copy is attached to the Certificate at issue. Only the President, a Vice President, the Actuary or the Secretary of the Company has authority to agree on behalf of the Company to any alteration of the Contract or any Certificate, or to any waiver of the rights or requirements of the Company.


CURRENCY

          All amounts due under the Contract are payable in U.S. dollars, lawful money of the United States of America.


DETERMINATION OF VALUES

          The method of determination by the Company of the Net Investment Factor and the number and value of Accumulation Units and Annuity Units shall be conclusive upon the Owner, the Participant, any Payee and any Beneficiary.

GOVERNING LAW

          The Contract and this Certificate will be governed by the laws of the jurisdiction where the Contract Application is signed.


GUARANTEES

          Subject to the Net Investment Factor provision, the Company guarantees that the dollar amount of Variable Annuity payments made during the lifetime of the Payee(s) will not be adversely affected by the actual mortality experience of the Company or by the actual expenses incurred by the Company in excess of the expense deductions provided for in the Contract and other Contracts providing benefits which vary in accordance with the investment performance of the Sub-Accounts.


INCONTESTABILITY

          The Contract and this Certificate are incontestable, subject to the Age and Sex Misstatement, Proof of Age and Proof of Survival provisions contained herein.


MODIFICATION

          Upon notice to the Owner, the Participant(s) or the Payee(s) during the annuity period, the Contract and this Certificate may be modified by the Company, but only if such modification (a) is necessary to make the Contract, Certificate or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; or (b) is necessary to assure continued qualification of the Contract and/or Certificate under the Code or other federal or state laws relating to retirement annuities or annuity Contracts; or (c) is necessary to reflect a change in the operation of the Variable Account or the Sub-Accounts; (d) provides additional Variable Account and/or Fixed Account options; or (e) as may otherwise be in the best interests of Owners or Participants, as applicable. In the event of any such modification, the Company may make appropriate endorsement in the Contract and this Certificate to reflect such modification.


NONPARTICIPATING

          The Contract is nonparticipating and will not share in any profits or surplus earnings of the Company, and therefore, no dividends are payable.


PAYMENTS BY THE COMPANY

          All sums payable by the Company pursuant to this Certificate are payable only at its Executive Office or such other place as may be designated by the Company. The Company may require surrender of the Certificate upon final payment of all sums payable by the Company pursuant to the Certificate.


PROOF OF AGE

          The Company shall have the right to require evidence of the age of any Payee under Annuity Options A, B, and C prior to the Annuity Commencement Date.


PROOF OF SURVIVAL

          The Company shall have the right to require evidence of the survival of any Payee under Annuity Options A, B and C at the time any payment payable to such Payee is due.


SPLITTING UNITS

          The Company reserves the right to split or combine the value of Variable Accumulation Units, Annuity Unit or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of this Certificate.


RIGHTS RESERVED BY THE COMPANY

          The Company reserves the right, to the extent permitted by law, to:
(1) deregister the Variable Account under the Investment Company Act of 1940;
(2) combine any two or more Variable Accounts; (3) operate the Variable Account as a management investment company or any other form permitted by law; (4) substitute shares of a Fund for shares of another investment company if shares of such Fund are not available, or if, in the Company's judgment, further investment in such Fund's shares is no longer appropriate; (5) add or delete Funds, or series or sub-series thereof, and corresponding Sub-Accounts; (6) add or remove Guarantee Periods available at any time for election by a Participant; and (7) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account.

                   SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

        A WHOLLY-OWNED SUBSIDIARY OF SUN LIFE ASSURANCE COMPANY OF CANADA

EXECUTIVE OFFICE:                    HOME OFFICE:               ANNUITY SERVICE MAILING ADDRESS:
[Sun Life Executive Park             [Wilmington, DE]           Sun Life Assurance Company of Canada (U.S.)
Wellesley Hills, MA  02481]                                     Retirement Products and Services
                                                                P.O. Box [ # ]
                                                                Boston, MA  [Zip Code]


              CERTIFICATE FOR FLEXIBLE PAYMENT DEFERRED COMBINATION
                    VARIABLE AND FIXED GROUP ANNUITY CONTRACT
                                NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CERTIFICATE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN UPWARD AND DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE TO A PARTICIPANT, INCLUDING WITHDRAWALS, TRANSFERS AND AMOUNTS APPLIED TO PURCHASE AN ANNUITY. PAYMENTS MADE FROM GUARANTEE AMOUNTS WHICH ARE WITHIN 30 DAYS PRIOR TO THE END OF A GUARANTEE PERIOD OR THE WITHDRAWAL OF INTEREST CREDITED TO GUARANTEE AMOUNTS DURING THE CURRENT ACCOUNT YEAR ARE NOT SUBJECT TO THE MARKET VALUE ADJUSTMENT.